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                                                                    EXHIBIT 99.1


                        MACROMEDIA AND ALLAIRE TO MERGE

               WEB DESIGN AND DEVELOPMENT LEADERS WILL ENABLE WEB
               PROFESSIONALS TO DEVELOP CONTENT AND APPLICATIONS
                       DELIVERED ACROSS MULTIPLE DEVICES

SAN FRANCISCO, CALIF. AND NEWTON, MASS.-JAN. 16, 2001-Macromedia, Inc. (NASDAQ:
MACR) and Allaire Corporation (NASDAQ: ALLR) today announced a definitive merger agreement. The combined company will unite the Web design and development communities and enable Web professionals to efficiently build the look of a Web site and the application logic behind it-creating the best possible user experience across multiple devices.

The transaction, valued at approximately $360 million on a fully-diluted basis, brings together market-leading server, authoring and playback software to make Web development more efficient, affordable, and accessible. Under the terms of the definitive merger agreement unanimously approved by each company's board of directors, Macromedia will acquire Allaire. Rob Burgess, chairman and CEO of Macromedia, will continue as chairman and CEO of the combined company, which will retain the Macromedia name. Jeremy Allaire, CTO of Allaire, will be the CTO of Macromedia, reporting to Kevin Lynch, president of Macromedia products.


"This merger is a natural. Combining the technology and talent of Macromedia and Allaire will bring Web professionals a complete, accessible way to build engaging, dynamic Web sites and applications," said Burgess. "With this merger, we are taking the next logical step in empowering developers to create-and users to enjoy-a new generation of compelling Web experiences on everything from personal computers and set-top boxes to PDAs and beyond."

"Allaire and Macromedia share a common vision, business model, and corporate culture," said David Orfao, president and CEO of Allaire. "This merger will bring together complementary products, extensive channels, and first-rate service organizations into a powerful combined company that will lead the Web software industry." The strengths of the combined company include:

     -    A comprehensive, market-leading authoring and server product line;

     - Macromedia(R) Dreamweaver(R), the leading professional visual HTML editor, with more than a 70 percent market share;

     - Macromedia(R) Flash(TM), the rich media standard, with a 96 percent Web penetration;

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     -    Allaire(TM) ColdFusion(R), the leading cross-platform Web application server;

     -    Allaire(TM) JRun(TM), the volume leader in J2EE application servers;

     -    High volume distribution of software through complementary channels;
          and

     - A combined customer base of more than two million, ranging from Web designers to application developers to Java programmers.

The combined company will evolve its Web development platform with support for open industry standards. The first step is to deliver on Allaire's plan to bring the development model of ColdFusion to the J2EE standard. This will enable an approachable, productive solution for building applications on the Java platform using industry standard technologies such as XML and JSP. The next step will be to develop a set of application services-reusable components and application logic-that enhance the major software platforms including Java and Microsoft.NET.



As the Web evolves, users will access content not just through PCs but via a wide variety of devices. The combined company will work towards empowering developers with an efficient way to develop once for multiple devices and then serve these applications without having to redevelop application logic for each device.

"Our combined user communities are at the forefront of defining today's Web experiences," said Lynch. "Together, we will lead the way in constructing the dynamic, multi-device Web of the future, and deliver this across industry standard application servers."

In the merger, Macromedia will exchange 0.2 shares of its stock and $3 in cash for each Allaire share. The merger will be accounted for as a purchase combination and is expected to be accretive in Macromedia's fiscal year 2002. This transaction is subject to certain closing conditions, including regulatory approvals and the approval of the Allaire shareholders, and is expected to close by the second calendar quarter of 2001. In connection with the merger agreement, Allaire has granted Macromedia an option to acquire 19.9 percent of Allaire's stock, exercisable in certain circumstances.

ABOUT ALLAIRE

Allaire brings e-business innovation within everyone's reach. Technology professionals worldwide rely on Allaire's software products to rapidly and cost-effectively build their business on the Web. With a proven software foundation and a worldwide partner network, Allaire has enabled thousands of companies to deliver innovative Internet business solutions. Headquartered in Newton, Mass. with over 550 employees, Allaire has offices in North America, Europe and Asia Pacific and can be found on the World Wide Web at www.allaire.com.

ABOUT MACROMEDIA

Macromedia is passionate about what the Web can be. Its award-winning products empower developers to provide the most engaging experiences on
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the Web, and enable more effective e-business. Headquartered in San Francisco,
Macromedia (NASDAQ: MACR) has more than 1,200 employees worldwide and is available on the Internet at www.macromedia.com.


                                     # # #


MACROMEDIA: Except for the historical information contained herein, matters discussed in this news release may be considered forward looking statements that involve risks and uncertainties, including those related to the risk of integrating newly acquired technologies and products, quarterly fluctuations of operating results, risks related to whether the merger closes and related integration and successful operation of the combined company, customer acceptance of new products and services and new versions of existing products, impact of competition, the risk of delay in product development and release dates, risks of product returns, the economic conditions in the domestic and significant international markets, investments in new business opportunities and the other risks detailed from time to time in the Company's SEC reports, including without limitation its quarterly reports on Form 10-Q and its annual report on Form 10-K for the year ended March 31, 2000 as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.


ALLAIRE: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, the statements concerning industry outlook, the anticipated closing date of the merger with Macromedia, possible benefits of the merger with Macromedia, the company's future financial results, market share, and technological improvements and benefits, and any statements using the terms "believes," "anticipates," "expects," "plans," "appears" or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, Allaire's limited operating history, fluctuations in our quarterly results, the risk that the proposed merger with Macromedia will not close, our ability to gain market acceptance of our products, ability to introduce new or enhanced products consistent with our plans and on the schedule we plan, market response to our new marketing plans and investments, whether we accurately diagnosed and understand the factors impacting our results for the third quarter 2000, competition, Allaire's ability to integrate any acquisitions, and other risks listed from time to time in our reports and registration statements filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. These reports include: (1) our prospectus filed with the Securities and Exchange Commission in January 1999; (2) the Management Discussion and Analysis section of our 1999 report on Form 10-K filed on March 30, 2000; and (3) the Management Discussion and Analysis section of our Q3 2000 report on Form 10-Q filed on November 14, 2000. Allaire cannot guarantee any future results, levels of activity, performance or achievement. Allaire undertakes no obligation to update any of our forward-looking statements after the date of this press release.


Macromedia, Dreamweaver and Flash are trademarks or registered trademarks of Macromedia, Inc., as indicated.

ColdFusion is a U.S. registered trademark and Allaire, JRun, Allaire Spectra and HomeSite are trademarks of Allaire Corporation. All other company
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names, brand names and product names are trademarks of their respective holder(s).